UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2013

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive

Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on March 28, 2013, TranSwitch Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”), related to a public offering (the “Offering”) of 7,055,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 3,527,500 shares of Common Stock (the “Warrants”). The shares of Common Stock and Warrants were sold as units (“Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase .5 of a share of Common Stock, at a price of $0.50 per Unit, less the 6.5% underwriter’s commission. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 1,245,000 shares of Common Stock and Warrants to purchase up to an additional 622,500 shares of Common Stock to cover over-allotments, which was exercised in full. The Offering closed on April 3, 2013.

The Warrants issued in the Offering became exercisable on May 29, 2013, expire on the fifth anniversary of such date, had an exercise price of $0.58 and contain full ratchet anti-dilution protection. As a result of the previously announced sale of shares of our Common Stock at a price of $0.255 per share, the exercise price of the Warrants has been reduced to $0.255 and the number of shares of Common Stock for which the Warrants are exercisable has been increased, such that the aggregate exercise price for the Warrants after the price reduction shall be the same as the aggregate exercise price for the Warrants in effect immediately prior to such reduction.

On August 21, 2013, the Company filed an amendment to the prospectus supplement relating to the additional shares of Common Stock issuable upon exercise of the Warrants. The filing was made pursuant to the Company’s existing effective shelf registration statement on Form S-3, as amended (File No. 333-184591), which was declared effective by the Securities and Exchange Commission on January 25, 2013.

A copy of the opinion of Pierce Atwood LLP relating to the legality of the issuance and sale of the additional shares of Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Pierce Atwood LLP.
23.1	Consent of Pierce Atwood LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TranSwitch Corporation
Date: August 21, 2013	By:	/s/ Robert Bosi
Name: Robert Bosi
Title: Chief Financial Officer